Exhibit 99.1
Federal Home Loan Bank of San Francisco Announces First Quarter 2025 Operating Results
SAN FRANCISCO, April 25, 2025 — The Federal Home Loan Bank of San Francisco (Bank) today announced its unaudited first quarter 2025 operating results.
•Net income for the first quarter of 2025 was $94 million.
•The Bank allocated $21 million of its first quarter 2025 net earnings to fund its Affordable Housing Program (AHP) and voluntary housing and community development initiatives.
•The Bank’s board of directors declared a first quarter dividend at an annualized rate of 8.75%.
“We remain steadfast in our mission to provide on-demand liquidity to over 300 member financial institutions that serve their local communities and drive meaningful community impact that expands access to affordable housing and economic opportunity across Arizona, California, and Nevada,” said Joseph E. Amato, interim president and chief executive officer of the Bank. “In the first quarter, we advanced our mission by disbursing over $7 million to a range of affordable housing and economic development initiatives and by making a $10 million investment in Nevada Housing Division Mortgage Revenue Bonds to further support homebuyers in our district.”
Financial Results
Net income for the first quarter of 2025 was $94 million, a decrease of $30 million compared with the first quarter of 2024. The decrease was primarily attributable to a decrease in net interest income of $8 million, a decrease in other income of $16 million, and an increase in voluntary housing and community investment contributions of $6 million.
•The $8 million decrease in net interest income was attributable to decreases in advance balances and yields on interest-earning assets, offset by lower costs on declining balances of consolidated obligations.
•The $16 million decrease in other income was primarily driven by $30 million of other income recognized in the first quarter of 2024 in connection with the termination of a long-term funding arrangement entered into with a member borrower in 2017 with no similar activity in 2025, partially offset by favorable net fair value movements in the Bank's financial instruments carried at fair value.
The Bank allocated $21 million of its first quarter 2025 net earnings (net income before interest expense related to dividends paid on mandatorily redeemable capital stock and the assessment for the AHP) for affordable housing and voluntary initiatives, including $11 million to support the construction, preservation, and purchase of affordable homes. Disbursements of voluntary charitable contributions included, but were not limited to, more than $5 million in support of infrastructure and affordable housing initiatives benefiting individuals and families across the Bank's three-state district, as well as $2 million dedicated to wildfire relief and recovery efforts in Southern California, in collaboration with the Bank's member financial institutions.
Balance Sheet and Capital
At March 31, 2025, total assets were $78.0 billion, a decrease of $3.7 billion from $81.7 billion at December 31, 2024. This decline was primarily driven by a reduction in advances of $7.7 billion, from $45.6 billion at December 31, 2024, to $37.9 billion at March 31, 2025. Advances declined primarily due to maturities of advances held by nonmembers in connection with certain Bank member acquisitions.
As of March 31, 2025, the Bank exceeded all regulatory capital requirements. The Bank exceeded its 4.0% regulatory capital requirement with a regulatory capital ratio of 9.1% at March 31, 2025, an increase from 8.9% at

December 31, 2024. The Bank also exceeded its risk-based capital requirement of $1.2 billion with $7.1 billion in permanent capital.
On April 24, 2025, the Bank’s board of directors declared a quarterly cash dividend on the average capital stock outstanding during the first quarter of 2025 at an annualized rate of 8.75%. The Bank expects to pay the dividend on May 8, 2025.

Financial Highlights
(Unaudited)
(Dollars in millions)

Selected Balance Sheet Items at Period End	Mar 31, 2025	Dec 31, 2024
Total Assets	$77,993	$81,735
Advances	37,913	45,637
Mortgage Loans Held for Portfolio, Net	680	693
Investments, Net[1]	38,982	34,961
Consolidated Obligations	68,747	72,552
Mandatorily Redeemable Capital Stock	153	331
Capital Stock – Class B – Putable	2,443	2,458
Retained Earnings	4,522	4,483
Accumulated Other Comprehensive Income/(Loss)	82	63
Total Capital	7,047	7,004

Selected Other Data at Period End	Mar 31, 2025	Dec 31, 2024
Regulatory Capital Ratio[2]	9.13%	8.90%

	Three Months Ended
Selected Operating Results for the Period	Mar 31, 2025	Mar 31, 2024
Net Interest Income	$142	$150
Provision for/(Reversal of) Credit Losses	1	(4)
Other Income/(Loss)	20	36
Voluntary housing and community investment contributions	10	4
Other Expense	46	46
Affordable Housing Program Assessment	11	16
Net Income/(Loss)	$94	$124

	Three Months Ended
Selected Other Data for the Period	Mar 31, 2025	Mar 31, 2024
Net Interest Margin[3]	0.76%	0.69%
Return on Average Assets	0.50	0.56
Return on Average Equity	5.37	7.49
Annualized Dividend Rate[4]	8.75	8.75

1.    Investments consist of federal funds sold, interest-bearing deposits, trading securities, available-for-sale securities, held-to-maturity securities, and securities purchased under agreements to resell.
2.    The regulatory capital ratio is calculated as regulatory capital divided by total assets. Regulatory capital includes retained earnings, Class B capital stock, and mandatorily redeemable capital stock (which is classified as a liability) but excludes accumulated other comprehensive income/(loss). Total regulatory capital as of March 31, 2025, and December 31, 2024, was $7.1 billion and $7.3 billion, respectively.
3.    Net interest margin is calculated as net interest income (annualized) divided by average interest-earning assets.
4.    Cash dividends are declared and paid during the period, on the average capital stock outstanding during the previous quarter.

Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco is a member-driven cooperative helping local lenders in Arizona, California, and Nevada build strong communities, create opportunity, and change lives for the better. The tools and resources we provide to our member financial institutions–commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions propel homeownership, finance affordable housing, drive economic vitality, and revitalize whole neighborhoods. Together with our members and other partners, we are making the communities we serve more vibrant and resilient.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank’s dividend philosophy and dividend rates. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “endeavoring,” “will,” and “expects,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized, including future dividends. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Report on Form 10-K and other periodic and current reports that we may file with the Securities and Exchange Commission, as well as regulatory and accounting rule adjustments or requirements; the application of accounting standards relating to, among other things, hedge accounting of derivatives and underlying financial instruments, along with related fair values; future operating results; the withdrawal of one or more large members; high inflation and interest rates that may adversely affect our members and their customers; and our ability to pay a quarterly dividend rate that is equal to or greater than similar current rates for highly rated investments. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Tom Flannigan, (415) 616-2695
flannigt@fhlbsf.com